Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), is entered into as of the 1st day of June, 2009, by and among Sitesearch Corporation, a Nevada corporation (the “Company”) and Jorge De Los Santos (“De Los Santos”).

        WHEREAS, the Company desires to employ De Los Santos as provided herein;

and,

        WHEREAS, De Los Santos desires to accept such employment,

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.       Employment.

        The Company hereby employs De Los Santos and De Los Santos hereby accepts employment with the Company as Senior Vice President upon the terms and conditions hereinafter set forth.

        2.       Duties.

        De Los Santos will serve the Company as its Senior Vice President and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within De Los Santos’s areas of expertise.

        3.      Term.

        This Agreement and De Los Santos’s employment shall be effective as of the 1st day of June, 2009, (the “Effective Date”) and shall continue for a term of one year (“Initial Term”) unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and De Los Santos.

        4.       Compensation.

        As compensation for the services rendered to the Company under this Agreement commencing on the effective date hereof, De Los Santos will be paid a base salary of One Dollar ($1) per year payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the “Salary”).

        5.      Acknowledgment

        The Company and its Board of Directors understand that De Los Santos is serving concurrently as Senior Vice President of Sitesearch Corporation and Chief Executive Officer of Blue Sky Holdings Corporation, an Arizona based Technology Company. It is recognized and understood that differences and similarities may exist or become evident during the course of this Agreement.

        6.       Additional compensation: Options.

        Subject to approval by the Board of Directors, De Los Santos may become eligible for the issuance of options to purchase shares of Sitesearch Common Stock, at a time price, and quantity to be set by, and at the sole option of the Company’s Board of Directors. Such options shall be issued under Sitesearch’s employee stock option plan and subject to all terms and conditions therewith.

        7.      Termination.

        This agreement will terminate upon the occurrence of any of the following events:

          a.        The death of De Los Santos;

          b.        The “Total Disability” of De Los Santos;

          c.        Written notice to De Los Santos from the Company of termination due to violation of any of the terms of this contract;

          d.        Written notice to De Los Santos from the Company of termination for “Cause”.

        8.       Benefits.

        Subject to approval by the board of directors, De Los Santos shall be entitled to receive benefits, such as health insurance, life insurance, automobile allowance, vacation time, etc, which may be offered to other Company executives, if such offerings shall be made available.

        9.      Waiver of Breach.

        The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

        10.      Notices.

        Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

        If to the Company:

Sitesearch Corporation 2600 N. 44th Street, Suite 214 Phoenix, AZ 85008

        If to De Los Santos:

At the then-current residence address of De Los Santos.

        Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient’s fax number and notices by mail shall be deemed delivered when mailed.

        11.      Entire Agreement.

        This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        12.      Severability.

        If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        13.      Governing Law.

        To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the laws of the State of Nevada and the State of Nevada shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

        14.      Captions.

        The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

        15.      Gender and Number.

        When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

        16.      Counterparts.

        This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

De Los Santos:

Print Name: __________________________________________

Signature: ___________________________________________

Date: ___________________________________________

THE COMPANY: Sitesearch Corporation

By: /s/ Jeffrey Peterson Jeffrey Peterson, Chief Executive Officer

By: /s/ James Dixon James Dixon, Member of the Board of Directors